CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272362 on Form S-6 of our report dated July 21, 2023, relating to the financial statement of FT 10871, comprising S&P Dividend Aristocrats Buy-Write Portfolio, Series 30, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 21, 2023